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                                                                       EXHIBIT 4


               AMENDMENT OF AMENDED AND RESTATED RIGHTS AGREEMENT
                                       AND
                   CERTIFICATION OF COMPLIANCE WITH SECTION 26



         Pursuant to Section 26 of the Amended and Restated Rights Agreement ("Agreement") dated December 3, 1999, between Oneida Ltd. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of August 9, 2004, as provided below.

         Simultaneously with the execution and delivery of the securities exchange agreement, dated as of August 9, 2004 among the Company and the purchasers set forth on Schedule 1 thereto, and the consummation of the transactions contemplated thereby, Section 7(a) of the Agreement shall be amended by deleting clause (ii) and replacing it with the following: "(ii) simultaneously with the execution and delivery of the securities exchange agreement, dated as of August 9, 2004 among the Company and the purchasers set forth on Schedule 1 thereto, and the consummation of the transactions contemplated thereby.".

         The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of August 9, 2004, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 26 of the Agreement.


                                      ONEIDA LTD.


                                      By: /s/ CATHERINE H. SUTTMEIER
                                          ----------------------------------
                                          Name:  Catherine H. Suttmeier
                                          Title: Corporate Vice President,
                                                 Secretary & General Counsel


Acknowledged and Agreed:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:  /s/ PAULA CAROPPOLI
     ------------------------
     Name:  Paula Caroppoli
     Title:    Vice President